UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities Exchange Commission on October 9, 2025, on October 8, 2025, the Crypto Company (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starchive.io, Inc., a Delaware corporation (“Starchive”), each of the equity holders of Starchive (collectively, the “Sellers” and each individually, a “Seller”) and Richard Averitt, as the Sellers’ representative.

Pursuant to the Purchase Agreement, the Company acquired 50.1% of the outstanding capital stock of Starchive (the “Stock Sale”) for consideration comprised of cash, equity, and debt. Under the Purchase Agreement, the Company issued to the Sellers an aggregate of $8,500,000 in principal amount of 5.0% notes, which will become convertible into equity only after three years, less any outstanding indebtedness of Starchive (the “Convertible Notes”). In addition, the Company issued to the Sellers an aggregate of 433,633,689 shares of the Company’s common stock (the “Shares”), representing approximately 9.99% of the Company’s issued and outstanding common stock immediately prior to such issuance. The Shares were issued as restricted securities subject to the transfer restrictions of Rule 144 under the Securities Act of 1933, as amended, and to any applicable contractual lock-up provisions. The Company also agreed to contribute an aggregate of $3,000,000 in cash to Starchive, to be disbursed in multiple tranches over a twelve-month period following the closing to support working capital and business growth.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions for a transaction of this nature. The Company believes that the Stock Sale constitutes a “significant transaction” for purposes of Item 1.01 of Form 8-K. The foregoing description of the Purchase Agreement and Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Convertible Notes, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 15, 2025, the Company, Starchive, and the Sellers, consummated the Stock Sale pursuant to the terms of the Purchase Agreement. The description of the Stock Sale is provided in Item 1.01 above and is incorporated into this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of the Shares and Convertible Notes described in Item 1.01 above was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The description of the Shares and Convertible Notes set forth in Item 1.01 above is incorporated herein by reference for purposes of this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Any required financial statements shall be filed by amendment to this Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated October 8, 2025, by and among the Company, Starchive.io, Inc., its equity holders, and Richard Averitt (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 9, 2025).
10.2	Form of Convertible Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2025

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary